Exhibit 5.1

March 27, 2026

WaterBridge Infrastructure LLC

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for WaterBridge Infrastructure LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on or about the date hereof (the “Registration Statement”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, in each case, of an aggregate of 83,250,000 Class A shares representing limited liability company interests in the Company (the “Class A Shares”) by one or more selling shareholders named in the Registration Statement (the “Selling Shareholders”), including 76,440,150 Class A Shares (the “Redemption Shares”) issuable upon the redemption of an equal number of limited liability company interests (“OpCo Units”) in WBI Operating, LLC, a Delaware limited liability company (“OpCo”), (along with the cancellation of a corresponding number of Class B shares representing limited liability company interests in the Company (“Class B Shares”)) held by certain of the Selling Shareholders (collectively, the “Selling Shareholder Shares”).

We have also participated in the preparation of a prospectus relating to the Selling Shareholder Shares (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, (ii) the Selling Shareholder Shares will be issued, in the case of the Redemption Shares, and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the Prospectus and (iii) the Redemption Shares will have been issued in accordance with the terms of the First Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLCA”) and the Amended and Restated Limited Liability Company Agreement of OpCo, as amended (the “OpCo LLCA”).

In connection with the opinion expressed herein, we have examined, among other things, (i) the Certificate of Formation of the Company and the Company LLCA, (ii) the OpCo LLCA, (iii) the records of company proceedings that have occurred prior to the date hereof with respect to the filing of the Registration Statement, (v) the Registration Statement and the Prospectus and (vi) the Registration Rights Agreement, dated as of September 18, 2025, by and among the Company and the other parties listed therein. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of company documents, records and other

Vinson & Elkins LLP Attorneys at Law	845 Texas Avenue, Suite 4700
Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York	Houston, TX 77002
Richmond San Francisco Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

WaterBridge Infrastructure LLC March 27, 2026 Page 2

documents and writings, we relied upon certificates and other communications of officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions stated herein, we are of the opinion that (i) the Selling Shareholder Shares, other than the Redemption Shares, have been duly authorized and are validly issued, fully paid and non-assessable and (ii) the Redemption Shares, when issued upon the redemption of OpCo Units (along with the cancellation of a corresponding number of Class B Shares) in accordance with the terms of the OpCo LLCA, will be validly issued, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute).

The foregoing opinions are limited in all respects to the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and the foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.